UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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INFORMATION ANALYSIS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030	(703) 383-3000 (800) 829-7614 Fax: (703) 293-7979 www.infoa.com

April 28, 2017
Dear Shareholder,

We, the Board of Directors of Information Analysis Incorporated, cordially invite you to attend our 2017 annual meeting of shareholders to be held at 10:00 AM on Friday, June 9, 2017, at our offices at 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about Information Analysis Incorporated that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

Sandor Rosenberg
Chairman of the Board and Chief Executive Officer

11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030	(703) 383-3000 (800) 829-7614 Fax: (703) 293-7979 www.infoa.com

 April 28, 2017

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

TIME:
10:00 AM

DATE:
June 9, 2017

PLACE:
Information Analysis Incorporated
 11240 Waples Mill Road, Suite 201

Fairfax, Virginia 22030

PURPOSES:

1.
The election of six (6) directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2.
An advisory vote to approve the Company’s executive compensation for Named Executive Officers.

3.
To ratify the appointment of CohnReznick LLP, an independent registered public accounting firm, as the company’s independent registered public accountants for the fiscal year ending December 31, 2017.

4.
To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:

You may vote if you were the record owner of Information Analysis Incorporated stock at the close of business on April 20, 2017. A list of shareholders of record will be available at the meeting and, during the ten (10) days prior to the meeting, at the office of the Secretary at the above address.

BY ORDER OF THE BOARD OF DIRECTORS

Richard S. DeRose
Secretary

YOUR VOTE IS VERY IMPORTANT
Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a completed proxy card.

Information Analysis Incorporated	2017 Proxy Statement

INFORMATION ANALYSIS INCORPORATED
11240 WAPLES MILL ROAD, SUITE 201
FAIRFAX, VIRGINIA 22030

PROXY STATEMENT
For the 2017 ANNUAL MEETING OF SHAREHOLDERS
To be held on June 9, 2017

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors ("Board") of Information Analysis Incorporated ("we," "IAI" or the "Company") for use at the 2017 Annual Meeting of Shareholders ("Annual Meeting") to be held on June 9, 2017 beginning at 10:00 am EDT at our principal executive offices located at 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030, and at any adjournment or postponement of that meeting. On or about April 28, 2017, we are either mailing or providing notice and electronic delivery of these proxy materials together with an annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the "2016 Annual Report"), and other information required by the rules of the Securities and Exchange Commission (the “SEC”).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 9, 2017

This proxy statement and our 2016 Annual Report are available for viewing, printing and downloading at www.infoa.com/investors.

You may request a copy of the materials relating to our annual meetings, including the proxy statement and form of proxy for our 2017 Annual Meeting and the 2016 Annual Report, at www.infoa.com/investors, by sending an email to our Investor Relations department at investor@infoa.com, or by calling (800) 829-7614 ext. 7901.

Internet Availability of Proxy Materials

Under the U.S. Securities and Exchange Commission’s “notice and access” rules, we have elected to use the Internet as our primary means of furnishing proxy materials to our shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We instead sent these shareholders a Notice of Internet Availability of Proxy Materials (“Internet Availability Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote via the Internet. The Internet Availability Notice also included instructions on how to receive a paper copy of your proxy materials, if you so choose. If you received your annual meeting materials by mail, your proxy materials, including your proxy card, were enclosed. We believe that this process expedites shareholders’ receipt of proxy materials, lowers the costs of our Annual Meeting and helps to conserve natural resources.

Voting Instructions

If your shares are registered directly in your name with our transfer agent, Issuer Direct, the Internet Availability Notice was sent directly to you by the Company. The Internet Availability Notice provides instructions on how to request printed proxy materials and how to access your proxy card which contains instructions on how to vote via the Internet or by telephone. For shareholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. The Internet and telephone voting facilities for shareholders of record will close at 12:00 a.m. EDT on June 9, 2017. If your shares are held in an account at a brokerage firm, bank, trust or other similar organization, like the vast majority of our shareholders, you are considered the “beneficial owner” of shares held in “street name” and the Internet Availability Notice was forwarded to you by that organization. You will receive instructions from your broker, bank, trustee or other nominee that must be followed in order for your broker, bank, trustee or other nominee to vote your shares per your instructions. See the section below entitled “Abstentions and Broker Non-Votes” for additional information regarding the impact of abstentions and broker-non votes on the votes required for each proposal.

Information Analysis Incorporated	2017 Proxy Statement

Revocability of Proxies

A holder of our common stock who has given a proxy may revoke it prior to its exercise either by giving written notice of revocation to the Secretary of the Company or by giving a duly executed proxy bearing a later date. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any shareholder who attends the Annual Meeting may revoke a previously submitted proxy by voting in person. If you are a beneficial owner of our shares, you will need to contact your bank, brokerage firm, trustee or other nominee to revoke any prior voting instructions.

Proxy Voting

Subject to any revocation as described above, all common stock represented by properly executed proxies will be voted in accordance with the specifications on the proxy. If no such specifications are made, proxies will be voted as follows:

●
“FOR” the election of the six nominees for director;
●
“FOR” the approval, on an advisory basis, of the Company’s executive compensation for Named Executive Officers;
●
“FOR” ratification of the appointment of CohnReznick LLP as our independent registered public accountants for our fiscal year ending December 31, 2017.

As to any other matter that may be brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the person or persons voting the same.

Record Date, Outstanding Shares and Quorum

Only holders of our common stock of record at the close of business on April 20, 2017 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 11,201,760 shares of our common stock issued and outstanding. Shares of common stock held as treasury stock are not entitled to be voted at the Annual Meeting. Each shareholder is entitled to one vote per share of common stock held on all matters to be voted on by our shareholders. The presence in person or by proxy at the Annual Meeting of the holders of a majority of the issued and outstanding shares entitled to vote at the Annual Meeting shall constitute a quorum.

Proxy Solicitation

The Company will bear the expense of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Internet Availability Notice, this Proxy Statement, the proxy and any additional solicitation material that the Company may provide to shareholders. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. We will reimburse such brokerage firms, banks, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials and any other solicitation materials. We have retained Issuer Direct Corporation to assist us with the distribution of proxies. The original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, officers and employees of the Company. No additional compensation will be paid to these individuals for any such services.

Abstentions and Broker Non-Votes

Abstentions will be counted for purposes of determining the presence or absence of a quorum. The effect of an abstention on the outcome of the voting on a particular proposal depends on the vote required to approve that proposal, as described in the “Vote Required” section below.

“Broker non-votes” are shares present by proxy at the Annual Meeting and held by brokers or nominees as to which (i) instructions to vote have not been received from the beneficial owners and (ii) the broker or nominee does not have discretionary voting power on a particular matter. If you are a beneficial owner of shares held in “street name” and you do not provide voting instructions to your broker, your shares may be voted on any matter your broker has discretionary authority to vote. Under the rules that govern brokers who are voting with respect to shares held in “street name,” brokers generally have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. The ratification of the appointment of an independent registered public accounting firm (the “independent auditor”) (Proposal 3) is considered a routine matter. Non-routine matters include the election of directors (Proposal 1) and executive compensation (Proposal 2). We encourage you to provide instructions to your broker or other nominee regarding voting your shares. On any matter for which your broker or other nominee does not vote on your behalf, the shares will be treated as “broker non-votes”.

Information Analysis Incorporated	2017 Proxy Statement

Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Broker non-votes will only have an effect on voting matters where the vote required is “a majority of the outstanding shares.” This vote requirement standard does not apply to Proposals 1, 2 and 3 contained herein.

Board Voting Recommendations

Our Board recommends that you vote your shares FOR the election of each of the six director nominees listed in Proposal 1 below; FOR the approval, on an advisory basis, of the Company’s executive compensation for Named Executive Officers (Proposal 2); and FOR the ratification of CohnReznick LLP as our independent registered public accountants for the fiscal year ending December 31, 2017 (Proposal 3).

Vote Required

Election of a director (Proposal 1) requires the affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at a meeting at which a quorum is present with each shareholder getting one vote per share for each person proposed for election. The six persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Since only affirmative votes count for this purpose, abstentions and broker non-votes will not affect the outcome of the voting on this proposal.

Although the vote for Proposals 2 is non-binding, the Board and the Compensation Committee will review the voting results. To the extent there is any significant negative vote, we would consult directly with shareholders to better understand the concerns that influenced the vote. The Board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

With respect to Proposal 3, the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2017, a shareholder may mark the accompanying form of proxy card to (i) vote for the matter, (ii) vote against the matter, or (iii) abstain from voting on the matter. Because only a majority of shares actually voting is required to approve Proposal 3, abstentions and broker non-votes will have no effect on the outcome of the voting on any of these proposals.

The inspector of election appointed for the Annual Meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting Results

We will announce the preliminary voting results at the conclusion of the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four (4) business days following the Annual Meeting.

Our Board encourages shareholders to attend the Annual Meeting. Whether or not you plan to attend, you are urged to submit your proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Shareholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

Information Analysis Incorporated	2017 Proxy Statement

The following table sets forth the beneficial ownership of our common stock held as of April 21, 2017 by each person who is known by us based on Schedule 13G, Schedule 13D, and Section 16(a) filings to beneficially own more than 5% of the outstanding shares of our common stock, and as of April 21, 2017 by (1) each current director and nominee for director; (2) each of the named executive officers listed in the Summary Compensation Table included elsewhere in this proxy statement; and (3) by all current directors and executive officers as a group:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
TITLE OF CLASS: INFORMATION ANALYSIS INCORPORATED COMMON STOCK
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent Of Class
Joseph P. Daly 497 Circle Freeway Cincinnati, OH 45246	1,631,800	14.6
Traditions LP 924 Ridge Drive McLean, VA 22101	1,000,000	8.9
Estate of Barry T. Brooks(2) 3843 Jamestown Road Springfield, OH 45502	735,043	6.6

SECURITY OWNERSHIP OF MANAGEMENT
TITLE OF CLASS: INFORMATION ANALYSIS INCORPORATED COMMON STOCK
Name of Beneficial Owner (3)	Amount and Nature of Beneficial Ownership		Percent Of Class
Sandor Rosenberg, Chairman, CEO, and Director	1,832,800		16.4
Richard S. DeRose, Executive Vice President	475,345	(4)	4.1
Stanley A. Reese, Senior Vice President	292,000	(5)	2.5
Mark T. Krial, Director	10,000	(6)	*
Charles A. May, Jr., Director	60,000	(7)	*
William H. Pickle, Director	20,000	(8)	*
Bonnie K. Wachtel, Director	193,800	(7)	1.7
James D. Wester, Director	169,947	(7)	1.5

All directors and executive officers as a group	3,058,892	(9)	25.8

(1)
All shares beneficially owned are held outright by the individuals listed, except for 1,181,800 shares of common stock owned by EssigPR Inc. that are reported under Joseph P. Daly.
(2)
Current ownership status of the shares of Barry T. Brooks is unknown following his death in 2014. There has been no subsequent Schedule 13G or 13D reporting.
(3)
The address of all management beneficial holders is in care of the Company, except Ms. Wachtel, whose address of record is 1101 14th St. NW, Washington, DC 20001.
(4)
Includes 260,000 shares issuable upon the exercise of options to purchase common stock.
(5)
Includes 270,000 shares issuable upon the exercise of options to purchase common stock.
(6)
Includes 10,000 shares issuable upon the exercise of options to purchase common stock.
(7)
Includes 25,000 shares issuable upon the exercise of options to purchase common stock.
(8)
Includes 20,000 shares issuable upon the exercise of options to purchase common stock.
(9)
Includes 700,000 shares issuable upon the exercise of options to purchase common stock.
*
Less than 1% ownership of class.

Information Analysis Incorporated	2017 Proxy Statement

MANAGEMENT

The Board of Directors

Our Bylaws provide that our business is to be managed by or under the direction of our Board of Directors. All Directors are elected at each annual meeting of shareholders to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. Our Board of Directors currently consists of six (6) members.

Our Board of Directors voted to nominate Mark T. Krial, Charles A. May, Jr., William H. Pickle, Sandor Rosenberg, Bonnie K. Wachtel and James D. Wester for election at the annual meeting to serve until the 2018 Annual Meeting of Shareholders, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five (5) years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name of Nominee	Age	Director Since	Position with the Company
Mark T. Krial	59	2016	Director
Charles A. May, Jr.	79	1997	Director
Sandor Rosenberg	70	1979	Chairman of the Board, Chief Executive Officer and President
William H. Pickle	67	2015	Director
Bonnie K. Wachtel	61	1992	Director
James D. Wester	78	1985	Director

Mark T. Krial, 59, has been serving as president of Marathon TS, Inc., an information technology and professional services company which serves the federal government and commercial markets, since 2009. Prior to that, he served as president of Cornell Technical Services, an information technology firm, for 15 years. He holds a B.S. degree from Oklahoma A&M State University.

Mr. Krial offers over 25 years of comprehensive achievements within information technology-based and computer-based disciplines. He has developed performance-based low cost solutions through aggressive negotiations with new and existing suppliers, and he is recognized for the ability to incorporate innovative management techniques that result in enhanced business practices, increased productivity, and profits. He has proven success in sales, marketing, and business development, and strategic planning capabilities.

Charles A. May, Jr., 79, is a consultant focusing on national security and strategic business planning issues. In 1992, he retired as a Lt. General from the Air Force where he last served as Assistant Vice Chief of Staff, Headquarters US Air Force, Washington, D.C. He is a graduate of the U.S. Air Force Academy, where he once served as an Associate Professor of Political Science. General May has also graduated from the NATO Defense College, has a Master’s degree in International Relations from Columbia University, and has completed the course work toward a Ph.D., and has completed the University of Pittsburgh’s Management Program for Executives.

General May has extensive experience relating to strategic planning, the government as a customer, assessment of trends in national security, accountability, and stability to our Board.

William H. Pickle, 67, is a government affairs/business development consultant with over 30 years of experience at senior levels within the federal government. For the last ten years, he has served as president of The Pickle Group, LLC, a Washington DC-based business development company.

Mr. Pickle served as the 37th Sergeant at Arms (SAA) of the United States Senate. Mr. Pickle was nominated for this senior position by Senate Majority Leader Bill Frist and elected by the Senate in March, 2003. He was re-elected in January, 2005. In this position, Mr. Pickle served as the Senate's Chief Operating Officer, Chief of Protocol, and Chief of Security; and managed over 950 Senate employees and an annual budget exceeding $200 million. As SAA, Mr. Pickle worked closely with Senators, Committees and senior Senate staff on a daily basis. In addition, as the SAA, he served as Chairman of the U.S. Capitol Police Board with direct oversight for a 2,200 person police department with a budget of $300 million.

Information Analysis Incorporated	2017 Proxy Statement

Prior to his Senate service, Mr. Pickle served in several Senior Executive Service (SES) positions within the Executive Branch. He was the first SES Director of the Transportation Security Administration where he assisted in the formation of the agency and the federalizing of the Denver International Airport in 2002. Prior to this position, he served as the Deputy Inspector General of the Department of Labor responsible for communications, evaluations, and legislative affairs.

The bulk of Mr. Pickle's career was spent with the United States Secret Service where he rose steadily through the ranks from Special Agent to Senior Executive. Mr. Pickle's strong legislative background was enhanced by his appointment as Executive Assistant Director responsible for the Congressional and Legislative Affairs program of the Secret Service. Mr. Pickle served in this position from 1991 to 1998. Mr. Pickle was responsible for numerous pieces of legislation that provided new authority and significant increases in appropriations to the Secret Service.

Mr. Pickle is a highly decorated Vietnam Veteran who served with the 1st Cavalry Division in 1968-69. Among his awards are the Bronze Star, Purple Heart, 7 Air Medals (2 for valor), 3 Army Commendation Medals, Vietnamese Cross of Gallantry, and the Combat Infantry Badge.

Mr. Pickle formerly served on the President's Medal of Valor Award Committee and currently serves on numerous University, Fund and Corporate Boards. He is a former member of the 2004 Presidential Election Advisory Committee.

Sandor Rosenberg, 70, is the founder of the Company and has been Chairman of the Board and Chief Executive Officer of the Company since 1979, and President since 1998. Mr. Rosenberg holds a B.S. degree in Aerospace Engineering from Rensselaer Polytechnic Institute, and has done graduate studies in Operations Research at George Washington University.

Mr. Rosenberg is IAI’s largest shareholder, and its founder.

Bonnie K. Wachtel, 61, is a principal of Wachtel & Co., Inc., a boutique investment firm based in Washington, D.C. Ms. Wachtel has been a director of several local companies since joining her firm in 1984, and currently serves on the Board of VSE Corporation, a provider of engineering services to federal government clients, and ExOne Co., a global provider of 3D printing machines, products, and services to industrial clients. Ms Wachtel holds B.A. and M.B.A. degrees from the University of Chicago and a J.D. from the University of Virginia. She is a Certified Financial Analyst.

Ms. Wachtel is a trusted resource in regard to business strategy, public markets, merger and acquisition opportunities, corporate governance, regulatory compliance, and risk management. Given her background and occupation, she is qualified to be the audit committee’s financial expert.

James D. Wester, 78, was president of Results, Inc., a computer services marketing consulting firm, for more than 15 years. Mr. Wester holds a B.M.E. degree from Auburn University and an M.B.A. from George Washington University.

Mr. Wester has a wealth of experience and knowledge as an entrepreneur and as a successful businessman. Mr. Wester has been a trusted advisor to the Company for over thirty years.

Information Analysis Incorporated	2017 Proxy Statement

Independence

Our Board has determined that the following members of the Board qualify as independent under the definition promulgated by the NASDAQ Stock Market:

Mark T. Krial
Charles A. May, Jr.
William H. Pickle
Bonnie K. Wachtel
James D. Wester

There are no family relationships between any directors or executive officers of the Company.

Board Leadership Structure

IAI does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer (“CEO”) should be separate.  Currently, Sandor Rosenberg serves as Chairman and CEO, which the Board believes best serves the interest of the Company and its shareholders at this time.  Although the Board does not have a “lead” independent director, two of the Board’s committees – Audit and Compensation – are led by independent directors.

Board Role in Risk Oversight

Our Board receives regular communication from our management regarding areas of significant risk to us, including operational, strategic, legal and regulatory, and financial risks. Certain risks that are under the purview of a particular Committee are monitored by that Committee, which then reports to the full Board as appropriate.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2016 there were three meetings of our Board of Directors. All directors attended the meetings of the Board and of committees of the Board on which he or she served during 2016 except for Mr. Wester, who was present for one meeting of the Board. The Board undertook additional actions via unanimous consent. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each annual meeting of our shareholders. Sandor Rosenberg, Chairman of the Board, attended the 2016 annual meeting of our shareholders.

Audit Committee. Our Audit Committee met two times during 2016. This committee currently has two members, Bonnie K. Wachtel (Chairman) and Charles A. May, Jr. Our Audit Committee has the authority to retain and terminate the services of our independent registered public accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by the NASDAQ Stock Market; as such standards apply specifically to members of audit committees. The Board has determined that Ms. Wachtel is our “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement. The current audit committee charter is available for viewing on our Web site at www.infoa.com on the Investors page under the Investor Relations heading.

Compensation Committee. Our Compensation Committee met two times during 2016. This committee currently has two members, Ms. Wachtel (Chairman) and Mr. May. This committee does not operate under a charter. Our Compensation Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee has the authority and responsibility for determining and recommending the compensation of our Executive Officers and Directors to the Board of Directors, and shall conduct its decision-making process with respect to that issue without the executive officers present. The Compensation Committee may consider the recommendations of executive officers when determining executive compensation. Our committee has not engaged paid compensation consultants to provide advice or recommendations in the last fiscal year. All members of the Compensation Committee qualify as independent under the definition promulgated by the NASDAQ Stock Market.

Information Analysis Incorporated	2017 Proxy Statement

Nominating Committee. Our Board of Directors does not have a separate Nominating Committee. Since our Board consists of only six directors, we feel it is small enough to carry out the Nominating Committee functions as a Board. These functions include making determinations as to the size and composition of the Board and its committees and to evaluate and make recommendations as to potential candidates. All members of the Board qualify as independent under the definition promulgated by the NASDAQ Stock Market except for Mr. Rosenberg. The Board may consider candidates recommended by shareholders as well as from other sources such as directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Board may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the shareholders. In general, persons recommended by shareholders will be considered on the same basis as candidates from other sources. If a shareholder wishes to nominate a candidate to be considered for election as a director at the 2018 Annual Meeting of Shareholders, it must follow the procedures described in “Shareholder Proposals and Nominations for Director.”

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns should contact our Investor Relations department at (703) 383-3000. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to:

Board of Directors of Information Analysis Incorporated
ATTN: (Chairman of the Board/Board member name)
11240 Waples Mill Road, Suite 201
Fairfax, Virginia 22030

Shareholder communications addressed to the Board, but not addressed to a specific Board member, will be relayed to the Chairman of the Board, and from there will be distributed to the Chairperson of the committee that oversees the subject matter of the communication.

Compensation of Directors

The Company pays each non-employee director an annual fee of $2,000 to serve on the Board, payable quarterly. Expenses incurred in attending Board of Director meetings and committee meetings may be reimbursed. The following Table describes all compensation for each director for the year ended December 31, 2016.

Director Compensation
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-equity incentive plan compensation ($) (e)	Nonqualified deferred compensation ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Mark T. Krial	1,500	-	800	-	-	-	2,300
Charles A. May, Jr.	2,000	-	800	-	-	-	2,800
William H. Pickle	2,000	-	800	-	-	-	2,800
Bonnie K. Wachtel	2,000	-	800	-	-	-	2,800
James D. Wester	2,000	-	800	-	-	-	2,800

Information Analysis Incorporated	2017 Proxy Statement

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors.

Name	Age	Position
Richard S. DeRose	78	Executive Vice President, Secretary, and Chief Financial Officer
Stanley A. Reese	60	Senior Vice President and Chief Operating Officer

Richard S. DeRose, 78, has been Executive Vice President since 1991. Prior to that, he served as the President and CEO of DHD Services, Inc., a company he founded, from 1979 until DHD’s acquisition by the Company in 1991. Prior to DHD, Mr. DeRose held several management positions in the information technology and telecommunications industries at RCA, Burroughs, and MCI. Mr. DeRose holds a B.S. degree in Science from the US Naval Academy and an M.S. degree in Computer Systems Management from the US Naval Postgraduate School, Monterey.

Stanley A. Reese, 60, joined the Company in 1993. Mr. Reese has been Senior Vice President since 1997 and Chief Operating Officer since March 1999. From 1992 to 1993, he served as Vice President, Technical Services at Tomco Systems, Inc. Prior to Tomco Systems, he served as Senior Program manager at ICF Information Technology, Inc. Mr. Reese has over 25 years of experience managing and marketing large scale mainframe and PC-based applications. Mr. Reese holds a B.A. in History from George Mason University.

EXECUTIVE COMPENSATION

The Summary Compensation Table below sets forth individual compensation information for the Chief Executive Officer and the other executive officers serving as executive officers as of December 31, 2016 (collectively “Named Executive Officers”):

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation1 ($)	Total ($)
Sandor Rosenberg	2016	142,000	--	--	--	18,614	160,614
Chairman of the Board and Chief Executive Officer	2015	142,000	--	--	--	21,469	163,469
Richard S. DeRose	2016	70,000	--	--	2,300	10,972	83,272
Executive Vice President and Chief Financial Officer	2015	70,000	--	--	--	10,552	80,552
Stanley A. Reese	2016	140,000	--	--	500	20,455	160,955
Chief Operating Officer	2015	140,000	--	--	--	16,267	156,267
1References to All Other Compensation include employer matching contributions to each individual’s 401(k) defined contribution account under our company-wide 401(k) Pension and Profit Sharing Plan, routine payouts of excess vacation accruals, and employer payments for long-term care insurance under an executive carve-out.

Each named executive officer is a salaried employee, without any guaranteed incentives. Bonuses and option awards are at the discretion of the Compensation Committee of the Board of Directors. Executive officers are eligible to participate in the Information Analysis Incorporated 401(k) Pension and Profit Sharing Plan under the same terms and matching percentages as other salaried employees. Vacation accruals in excess of defined limits are automatically paid out to all salaried employees annually, and may be paid other times upon request. Executive officers receive a perquisite benefit of no-cash-value long-term care insurance paid by the Company.

Information Analysis Incorporated	2017 Proxy Statement

The following table sets forth the outstanding equity awards for the named executive officers of the Company as of December 31, 2016:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b) Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Richard S. DeRose	50,000	0.40	04/20/2017
Richard S. DeRose	20,000	0.17	01/28/2020
Richard S. DeRose	50,000	0.20	11/01/2020
Richard S. DeRose	25,000	0.16	02/12/2023
Richard S. DeRose	50,000	0.145	10/07/2023
Richard S. DeRose	90,000	0.30	04/11/2026
Stanley A. Reese	100,000	0.40	04/20/2017
Stanley A. Reese	25,000	0.28	05/05/2018
Stanley A. Reese	20,000	0.17	01/28/2020
Stanley A. Reese	50,000	0.15	03/20/2022
Stanley A. Reese	100,000	0.16	02/12/2023
Stanley A. Reese	50,000	0.145	10/07/2023
Stanley A. Reese	25,000	0.25	04/11/2026

The Company has no outstanding stock awards to any executive officer.

Equity Compensation Plan Information

The following table contains information regarding securities authorized and available for issuance under our equity compensation plans for certain employees, directors, and consultants, as of April 21, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders1,2	1,074,500	$0.18	1,000,000
Equity compensation plans not approved by security holders	--	--	--
Total	1,074,500	$0.18	1,000,000

1 The Company has a stock incentive plan, which became effective June 1, 2016, and expires April 4, 2026 (the “2016 Plan”). The 2016 Plan provides for the granting of equity awards to employees and directors. The maximum number of shares for which equity awards may be granted under the 2016 Plan is 1,000,000. Options granted under the 2016 Plan expire no later than ten years from the date of grant or 90 days after employment ceases, whichever comes first, and vest over periods determined by the Board of Directors.
2 The Company had a stock incentive plan, which became effective May 18, 2006, and expired April 12, 2016 (the “2006 Plan”). The 2006 Plan provided for the granting of equity awards to employees and directors. Options granted under the 2006 Plan expire no later than ten years from the date of grant or 90 days after employment ceases, whichever comes first, and vest over periods determined by the Board of Directors.

Information Analysis Incorporated	2017 Proxy Statement

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

On June 18, 1997, the Company agreed in writing to provide to Richard S. DeRose, Executive Vice President, Chief Financial Officer, and Secretary, twelve months severance pay of his full-time base salary, payable in normal payroll increments, in the event of the termination of his employment other than for cause. In the event of a change of control or the sale or transfer of substantially all of the Company’s assets, the Company agreed that in the event of Mr. DeRose’s termination, substantial reduction of duties, or requirement to be based at a location outside of a 30-mile radius of Fairfax, Virginia, he will receive a twelve month severance payment of base salary, payable in lump sum or monthly, at the Company’s discretion. Had the event of termination or change-in-control occurred on December 31, 2016, Mr. DeRose’s compensation under the agreement would have been $130,000.

Retirement Plans

The Company has a Cash or Deferred Arrangement Agreement (CODA), which satisfies the requirements of section 401(k) of the Internal Revenue Code. This defined contribution retirement plan covers substantially all employees. Participants can elect to have up to the maximum percentage allowable of their salaries reduced and contributed to the plan. The Company may make matching contributions equal to a discretionary percentage of the participants’ elective deferrals. In 2016, the Company matched 25% of the first 6% of the participants’ elective deferrals. The Company may also make additional contributions to all eligible employees at its discretion. The Company did not make additional contributions during 2016.

Changes in Registrant’s Certifying Accountant.

None.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with our independent registered public accountants on accounting and financial disclosure.

TRANSACTIONS WITH RELATED PERSONS

A "Related Party Transaction" is any transaction directly or indirectly involving any related party that would need to be disclosed under Item 404(a) of Regulation S-K. The Company has determined as a policy that any Related Party Transaction requires the approval by the Board of Directors.

For the year ended December 31, 2016, the Company determined that it had not engaged in related party transactions subject to reporting herein.

Information Analysis Incorporated	2017 Proxy Statement

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the NASDAQ stock market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of CohnReznick LLP. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2016, the Audit Committee took the following actions:

● Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016, with management and CohnReznick LLP, our independent auditors;

● Discussed with CohnReznick LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit; and

● Received written disclosures and the letter from CohnReznick LLP, regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with CohnReznick LLP, their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and CohnReznick LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

Members of the Information Analysis Incorporated Audit Committee
Bonnie K. Wachtel
Charles A. May, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) (“Section 16(a)”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires executive officers and Directors and persons who beneficially own more than ten percent (10%) of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and any national securities exchange on which the Company’s securities are registered. Executive officers, Directors and greater than ten percent (10%) beneficial owners are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company, there were no officers, Directors and 10% beneficial owners who failed to file on a timely basis the forms required under Section 16(a) of the Exchange Act.

Information Analysis Incorporated	2017 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors nominated Mark T. Krial, Charles A. May, Jr., William H. Pickle, Sandor Rosenberg, Bonnie K. Wachtel and James D. Wester for election at the Annual Meeting. If they are elected, they will serve on our Board of Directors until the 2018 Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Mark T. Krial, Charles A. May, Jr., William H. Pickle, Sandor Rosenberg, Bonnie K. Wachtel and James D. Wester. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his/her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

All nominees are currently Directors of the Company and have served continuously since the dates of their elections or appointments as shown on page 5.

A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

The Board Of Directors Recommends The Election Of Mark T. Krial, Charles A. May, Jr., William H. Pickle, Sandor Rosenberg, Bonnie K. Wachtel and James D. Wester As Directors, And Proxies Solicited By The Board Will Be Voted In Favor Thereof Unless A Shareholder Has Indicated Otherwise On The Proxy.

Information Analysis Incorporated	2017 Proxy Statement

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE COMPENSATION

The Company seeks a non-binding advisory vote from shareholders to approve the compensation of the Named Executive Officers, as described in detail under the Executive Compensation of this Proxy Statement.

The Company’s Board of Directors and management believe that the most effective executive compensation program is one that is designed to align the interests of executive officers with those of the shareholders and enhance the stability of the Company by rewarding performance above established goals. The Company’s compensation programs are designed to attract and retain high quality executive officers that are critical to long-term success.

This proposal gives you, as a shareholder of the Company, the opportunity to approve, on a non-binding advisory basis, the Company’s overall executive compensation of the Named Executive Officers as disclosed in this Proxy Statement. Accordingly, you may vote on the following resolution:

“RESOLVED, that the shareholders approve the compensation of Company's Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the compensation tables and related discussion).”

The Board of Directors and the Compensation Committee value the opinions of shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the Company’s executive compensation for Named Executive Officers.

Information Analysis Incorporated	2017 Proxy Statement

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed CohnReznick LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending December 31, 2017. The Board proposes that the shareholders ratify this appointment. CohnReznick LLP audited our financial statements for the fiscal year ended December 31, 2016. We expect that representatives of CohnReznick LLP will not be present at the meeting, will therefore be unable to make a statement, and will not be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by CohnReznick LLP for the audits of the Company's annual financial statements for the years ended December 31, 2016 and 2015, respectively, and fees billed for other services rendered by our principal accountants during those periods.

Fee Category	2016 Fees	2015 Fees
Audit Fees CohnReznick LLP	$82,500	$78,750
Audit-Related Fees Direct expenses related to audit	115	31
Tax Fees	4,500	4,515
All Other Fees	--	--
Total Fees and Services	$87,115	$83,296

The Audit Committee directly engages the Independent Registered Public Accountants as it relates to the audit of the Company’s fiscal year and the reviews of its fiscal quarters and the associated fees. In accordance with its written charter, our Audit Committee pre-approves all audit and permissible non-audit services, including the scope of contemplated services and the related fees, that are to be performed by CohnReznick LLP, our independent registered public accounting firm, subject to the de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee's pre-approval of non-audit services involves consideration of the impact of providing such services on CohnReznick LLP's independence. All 2016 and 2015 non-audit services were pre-approved by the Audit Committee.

Although shareholder approval of the Board of Directors' selection of CohnReznick LLP is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection.

In the event the shareholders do not ratify the appointment of CohnReznick LLP, as our independent registered public accountants, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to ratify the appointment of the independent registered public accountants.

The Board of Directors recommends a vote “FOR” the ratification of CohnReznick LLP as the independent registered public accountants, and proxies solicited by the Board will be voted in favor of such ratification unless a shareholder indicates otherwise on the proxy.

Information Analysis Incorporated	2017 Proxy Statement

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our Web site at www.infoa.com under the Investor Relations section of the Company Profile and will be made available to shareholders without charge, upon request, in writing to the Corporate Secretary at Information Analysis Incorporated, 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Shareholders to be held in 2018, shareholder proposals must be received no later than December 29, 2017, which is 120 days prior to the anniversary date of the mailing of this proxy statement. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by March 15, 2018, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a shareholder in accordance with Rule 14a-4 under the Securities Exchange Act. All shareholder proposals should be marked for the attention of Richard S. DeRose, Secretary, Information Analysis Incorporated, 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030.

Fairfax, Virginia
April 28, 2017

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.infoa.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Richard S. DeRose, Secretary, Information Analysis Incorporated, 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Sandor Rosenberg, President and Chief Executive Officer, and attested to by Richard S. DeRose, Secretary, this 28th day of April, 2017.

INFORMATION ANALYSIS INCORPORATED

By:	/s/ Sandor Rosenberg
Sandor Rosenberg
President and Chief Executive Officer

ATTEST:

/s/Richard S. DeRose
Richard S. DeRose
Secretary

Information Analysis Incorporated	2017 Proxy Statement

Information Analysis Incorporated THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS – JUNE 9, 2017 AT 10:00 AM
CONTROL ID:
REQUEST ID:

The undersigned shareholder of INFORMATION ANALYSIS INCORPORATED hereby appoints Richard S. DeRose proxy with full power of substitution to act for and on behalf of the undersigned and to vote all stock outstanding in the name of the undersigned as of the close of business on April 20, 2017, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (“Meeting”) to be held Friday, June 9, 2017, at our Corporate Headquarters located at 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030, commencing at 10:00 a.m. (local time), and at any and all adjournments or postponements thereof, upon all matters properly coming before the Meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

ABC HOLDER 400 MY STREET CHICAGO, IL 60605
MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/IAIC
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE SHAREHOLDERS OF INFORMATION ANALYSIS INCORPORATED		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Elect six directors of the Company to hold office until their respective successors shall have been duly elected and qualified;	☐	☐

	Mark T. Krial			☐	CONTROL ID:
	Charles A. May, Jr.			☐
	William H. Pickle			☐	REQUEST ID:
	Sandor Rosenberg			☐
	Bonnie K. Wachtel			☐
	James D. Wester			☐
Proposal 2		FOR	AGAINST	ABSTAIN
	Approve, on a non-binding advisory basis, the Company’s executive compensation, as described in the Proxy Statement; and	☐	☐	☐
Proposal 3		FOR	AGAINST	ABSTAIN
	Ratification of CohnReznick LLP an independent registered public accounting firm, as the Company's independent registered public accountants for the fiscal year ending December 31, 2017.	☐	☐	☐
Proposal 4
Transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
_____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2017

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)